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                                                                  Exhibit (e)(2)

                               AMENDED SCHEDULE A
                            TO DISTRIBUTION AGREEMENT
                             DATED SEPTEMBER 4, 2007

                                      FUNDS

                           Boston Trust Balanced Fund
                            Boston Trust Equity Fund
                           Boston Trust Small Cap Fund
                            Boston Trust Mid Cap Fund
                            Walden Social Equity Fund
                           Walden Social Balanced Fund

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their officers designated below as of the day and year first written above.

                                        THE COVENTRY GROUP


                                        By: /s/ David Bunstine
                                            ------------------------------------
                                        Name: David C. Bunstine
                                        Title: President


                                        FORESIDE DISTRIBUTION SERVICES, L.P.


                                        By: /s/ Brian K. Bey
                                            ------------------------------------
                                        Name: Brian K. Bey
                                        Title: President